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                                   EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT
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                         [HAUSSER + TAYLOR LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the incorporation by reference in the Registration Statement of Pinnacle Data Systems, Inc. on Form S-8 (file number 333-33214), under the Securities Act of 1933, of our report dated March 10, 2000 relating to the balance sheets of Pinnacle Data Systems, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the report on Form 10-KSB of Pinnacle Data Systems, Inc.

                                                /s/ HAUSSER + TAYLOR LLP

                                                HAUSSER + TAYLOR LLP


Columbus, Ohio
March 29, 2000